Exhibit 99.1

SandRidge Energy Emerges from Reorganization with Approximately $525 Million of Liquidity

$3.7 Billion of Debt Eliminated

Relisted on New York Stock Exchange and Resumed Trading Under Ticker “SD”

OKLAHOMA CITY, October 4, 2016 /PRNewswire/ — SandRidge Energy, Inc. (“SandRidge” or the “Company”) (NYSE:SD) today announced it has emerged from Chapter 11, having satisfied all the necessary provisions of its Plan of Reorganization (the “Plan”). SandRidge received approval to relist on the New York Stock Exchange in conjunction with its emergence and resumed trading of newly issued common stock on October 4, 2016, under the ticker symbol “SD”.

Combining its unrestricted cash balance with the availability under its first lien credit facility following emergence, SandRidge exits its restructuring with approximately $525 million in total liquidity.

New Capital Structure Summary

SandRidge’s new capital structure consists of a $425 million first lien revolving credit facility (“RBL”) (maturing in 2020) and approximately $282 million in mandatorily convertible notes, bearing no interest and converting at any time at the option of the holders or mandatorily at the earlier of certain events or four years from the effective date of the Plan. As previously disclosed, SandRidge’s pre-petition second lien secured and general unsecured claim holders receive 100% of the newly issued common equity in the reorganized company. A summary of the Company’s new capital structure is presented below:

Unrestricted Cash

•	$100 million pro forma for emergence payments (including expected post-emergence repayment of RBL)

New Revolving Credit Facility

•	$425 million borrowing base

•	Undrawn (after expected post-emergence repayment with cash on hand)[1]

•	No financial covenants or borrowing base redeterminations for two years

•	LIBOR (100 bps floor) + 475 bps rate

Mandatorily Convertible Notes

•	$281,780,873 in principal amount of 0.00% Convertible Senior Subordinated Notes due 2020 (the “Convertible Notes”) which gives effect to the election of certain holders to receive common stock on the effective date instead of the Convertible Notes

•	Initially convertible at the option of the holder based on an initial conversion rate of 0.05330841 shares of the Company’s common stock per $1.00 principal amount or 15,021,291 shares, subject to customary anti-dilution adjustments

•	The Convertible Notes will mature and mandatorily convert into the Company’s common stock on October 4, 2020. In addition, the Company is required to convert all outstanding Convertible Notes upon certain events.

•	No interest

•	Upon the occurrence of certain events, including any acceleration, repayment or prepayment of the Convertible Notes (including any optional redemption), the Company will be required to pay a make-whole amount of $0.783478 (the “Make-Whole Amount”) for each $1.00 in principal amount. The conversion rate will be automatically adjusted such that the Convertible Notes convert into the same percentage of common stock before and after such event.

Building Note

•	$35 million note secured by mortgages on the Company’s headquarters facility and certain other non-oil and gas real property, with interest payable in kind through the earlier of August 4, 2020 or events related to the refinancing or repayment of the New First Lien Exit Facility

Common Equity

•	19,371,229 shares of common stock issued at emergence, including 971,231 shares issued and outstanding to give effect to the election of certain holders to receive common stock on the effective date instead of the Convertible Notes

Warrants

•	4,913,251 warrants to purchase common stock at $41.34 strike price expiring on October 4, 2022

•	2,068,690 warrants to purchase common stock at $42.03 strike price expiring on October 4, 2022

1)	Excludes approximately $10 million of letters of credit

Pro Forma Capital Structure Details

In accordance with the Plan, approximately $3.7 billion in pre-petition funded debt has been eliminated, in large part, through the equitization of debt. Details of the Company’s pro forma capital structure and liquidity are outlined here below:

Pro Forma Capital Structure after Emergence Debt at Principal Value	$ Millions
	as of Jun 30, 2016	Restructuring	Pro Forma as of Oct 4, 2016
Building Note[1]	$—	$35	$35
8.75% Second Lien Secured Notes due 2020	1,328	(1,328)	—
Unsecured Notes:
8.75% Senior Unsecured Notes due 2020	$396	$(396)	$—
7.50% Senior Unsecured Notes due 2021	758	(758)	—
8.125% Senior Unsecured Notes due 2022	528	(528)	—
7.50% Senior Unsecured Notes due 2023	544	(544)	—

Sub-Total Unsecured Notes	$2,225	$(2,225)	$—
Unsecured Convertible Notes:
8.125% Senior Unsecured Convertible Notes due 2022	$41	$(41)	$—
7.50% Senior Unsecured Convertible Notes due 2023	47	(47)	—
Total Debt (Excl. RBL)[2]	$3,641	$(3,606)	$35
0.00% Convertible Senior Subordinated Notes Due 2020[3]	$—	$282	$282

Total Debt (Excl. RBL) and Mandatorily Convertible Notes and Building Note	$3,641	$(3,324)	$317
Liquidity
RBL Borrowing Base[4]	$500	$(75)	$425
RBL Available	—	425	425
Cash	634	(534)	100
Total Liquidity	$634	$(109)	$525

1)	Secured by mortgages on the Company’s headquarters facility and certain other non-oil and gas real property
2)	$3.7 billion of total debt reduction includes $89 million of accrued interest not presented above net of new $35 million Building Note and $10 million of cash consideration
3)	Make-Whole Amount applicable if note accelerated following an event of default or redeemed at the option of the Company
4)	Excludes approximately $10 million of letters of credit

New Board of Directors

Pursuant to the Plan, SandRidge has appointed a new Board of Directors effective today. The new Board of Directors consists of five members including: James Bennett, Michael Bennett, John Genova, William (Bill) Griffin, and David Kornder.

Listing on the NYSE

In connection with its emergence, SandRidge also received approval from the New York Stock Exchange (“NYSE”) for its common stock to be listed for trading on the NYSE. The common stock began trading on the NYSE on October 4, 2016. The trading symbol for the common stock is “SD,” which is the same trading symbol used for the Company’s common stock when it previously was listed on the NYSE. In connection its application to list on the NYSE, the Company relied on adjustments to its historical financial data, which were included in its application and are available to public upon request.

Details of the restructuring, the securities issued pursuant to the Plan and the debt and other agreements entered into as part of the Plan will be provided in a Form 8-K and other filings filed or to be filed with the Security and Exchange Commission. You can get these documents for free by visiting EDGAR at the SEC website at www.sec.gov.

In addition, court filings and other documents related to the restructuring are available on a separate website administered by the Company’s claims agent, Prime Clerk, at https://cases.primeclerk.com/sandridge.

About SandRidge Energy, Inc.

SandRidge Energy, Inc. is an oil and natural gas exploration and production company headquartered in Oklahoma City, Oklahoma with its principal focus on developing high-return, growth-oriented projects in the U.S. Mid-Continent and Niobrara Shale.

For further information, please contact:

Duane M. Grubert

EVP – Investor Relations and Strategy

SandRidge Energy, Inc.

123 Robert S. Kerr Avenue

Oklahoma City, OK 73102-6406

(405) 429-5515

Forward-Looking Statements

In this press release, all statements that are not purely historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by the words “believe,” “expect,” “anticipate,” “project,” “plan,” “estimate,” “intend,” “potential” and other similar expressions. Forward-looking statements are based on currently available business, economic, financial and other information and reflect management’s current beliefs, expectations and views with respect to future developments and their potential effects on SandRidge. Actual results could vary materially depending on risks and uncertainties that may affect SandRidge and its business. SandRidge’s actual actions and results may differ materially from what is expressed or implied by these statements due to a variety of factors, including (a) the ability of SandRidge to perform well and compete effectively upon its emergence from bankruptcy, (b) the impact of restrictions in SandRidge ‘s exit financing on its ability to make capital investments and pursue strategic growth opportunities, (c) the ability of SandRidge to continue to attract and retain qualified employees following emergence, and (d) other risks and uncertainties listed from time to time in SandRidge’s filings with the Securities and Exchange Commission. SandRidge assumes no obligation to update any forward-looking statement made in this press release to reflect subsequent events or circumstances or actual outcomes.